As filed with the Securities and Exchange Commission on March 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SCHOLAR ROCK HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	82-3750435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor

Cambridge, MA 02142

(857) 259-3860

(Address of Principal Executive Offices)

Scholar Rock Holding Corporation 2018 Stock Option and Incentive Plan

Scholar Rock Holding Corporation 2018 Employee Stock Purchase Plan

(Full Title of the Plans)

Nagesh K. Mahanthappa

Interim Chief Executive Officer and President

301 Binney Street, 3rd Floor

Cambridge, MA 02142

(857) 259-3860

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Junlin Ho

Scholar Rock Holding Corporation

301 Binney Street, 3rd Floor

Cambridge, MA 02142

(857) 259-3860

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Scholar Rock Holding Corporation (the “Registrant”) to register 1,408,363 additional shares of common stock, par value $0.001 per share, reserved for issuance under the Scholar Rock Holding Corporation 2018 Stock Option and Incentive Plan and 352,090 additional shares of common stock, par value $0.001 per share, reserved for issuance under the Scholar Rock Holding Corporation 2018 Employee Stock Purchase Plan.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statements on (File No. 333-225192, File No. 333-238082 and File No. 333-256065) filed with the Securities and Exchange Commission on May 24, 2018, May 7, 2020 and May 13, 2021, respectively, are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).
3.2	Amended and Restated By-laws (Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).
4.1

Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated December 22, 2017 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1

2018 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).

99.2	2018 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-224493)).
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 7th day of March, 2022.

SCHOLAR ROCK HOLDING CORPORATION

By: /s/ Nagesh K. Mahanthappa
Nagesh K. Mahanthappa
Interim Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Nagesh K. Mahanthappa and Edward H. Myles as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Nagesh K. Mahanthappa	Interim Chief Executive Officer and President (Principal Executive Officer)	March 7, 2022
Nagesh K. Mahanthappa
/s/ Edward H. Myles	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2022
Edward H. Myles
/s/ David Hallal	Chairman of the Board of Directors	March 7, 2022
David Hallal
/s/ Kristina Burow	Director	March 7, 2022
Kristina Burow
/s/ Jeffrey S. Flier	Director	March 7, 2022
Jeffrey S. Flier, M.D.
/s/ Michael Gilman	Director	March 7, 2022
Michael Gilman, Ph.D.
/s/ Amir Nashat	Director	March 7, 2022
Amir Nashat, Sc.D.
/s/ Joshua Reed	Director	March 7, 2022
Joshua Reed
/s/ Akshay Vaishnaw	Director	March 7, 2022
Akshay Vaishnaw, M.D., Ph.D.